SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a) of the
                            Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a party other than the Registrant [ ]

Check the appropriate box:

[    ]Preliminary Proxy Statement
[  ]Confidential,  for  Use  of  the  Commission  Only  (as  permitted  by  Rule
14a-6(e)(2))
[X] Definitive Proxy Statement
[ ]Definitive Additional Materials
[ ]Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                     BNCCORP, INC.
                   (Name of Registrant as Specified In Its Charter)


       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

            1) Title of each class of securities to which transaction applies:

            2) Aggregate number of securities to which transaction applies:

            3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            4) Proposed minimum aggregate value of transaction:

            5) Total fee paid:

[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided  by  Exchange  Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            1)    Amount Previously paid:

            2)    Form, Schedule or Registration Statement No.:

            3)    Filing Party:

            4)    Date Filed:

                                     BNCCORP, INC.
                                     322 East Main
                             Bismarck, North Dakota 58501

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                     June 9, 1999



      The annual meeting of stockholders of BNCCORP, Inc. ("BNC") will be held at 10:00 a.m. (Central Daylight Time) on Wednesday, June 9, 1999, at the Holiday Inn, 605 East Broadway Avenue, Bismarck, North Dakota, to consider and take action upon the following matters:

      1. To elect three directors to hold office for three years and until their respective successors shall have been elected and qualified; and

      2.    To  ratify  the   appointment  of  Arthur   Andersen  LLP  as  BNC's
            independent public accountants for 1999.

      The Board of Directors has set the close of business on Thursday, April 15, 1999 as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting or any adjournments.

      YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO BE PERSONALLY PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. A PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF.

                                          By Order of the Board of Directors



                                                Annette Eckroth
                                                Secretary
Bismarck, North Dakota
May 12, 1999

                                     BNCCORP, INC.
                                     322 EAST MAIN
                             BISMARCK, NORTH DAKOTA 58501

                                    PROXY STATEMENT

      This Proxy  Statement is  furnished  to holders of common  stock  ("Common
Stock") of BNCCORP, Inc. ("BNC" or the "Company"), in connection with the solicitation on behalf of the Board of Directors (the "Board") of proxies for use at the annual meeting of stockholders of BNC to be held on June 9, 1999 and at any adjournments thereof (the "Annual Meeting"). Only stockholders of record of Common Stock at the close of business on April 15, 1999 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 2,410,980 shares of Common Stock outstanding. This proxy statement and BNC's 1998 Annual Report is being mailed to each stockholder of record on the Record Date commencing May 13, 1999.

      The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Stockholders are urged to sign the accompanying form of proxy and return it in the envelope provided for that purpose. Proxies will be voted in accordance with each stockholder's directions. If no directions are given, proxies will be voted for the election of the nominees for directors and for the approval of the independent accountants set forth in this Proxy Statement. Granting the enclosed proxy does not affect the right to vote in person at the Annual Meeting and may be revoked at any time before it is voted. If a stockholder wishes to give a proxy to someone other than the proxies designated by the Board of Directors, he may strike out the names appearing on the enclosed form of proxy, insert the name of some other person, sign the form and transmit it to that person for use at the Annual Meeting.

      Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for purposes of determining the presence or absence of a quorum at the Annual Meeting. The election of directors requires the plurality of the votes that could be cast by stockholders who are present in person or represented by proxy at the Annual Meeting. Shares may be voted for or withheld for each nominee as a director. The ratification of the selection of independent public accountants requires a majority of the votes that could be cast by stockholders who are present in person or represented by proxy at the Annual Meeting. The total number of votes that could be cast at the Annual Meeting is the sum of votes cast and abstentions. Abstentions are counted as "shares present" at the Annual Meeting for purposes of determining the presence of a quorum and have the effect of a vote "against" any matter as to which they are specified. Proxies submitted by brokers that do not indicate a vote for any or all matters (broker "non-votes") are not considered "shares present" and will not affect the outcome of the vote. Under BNC's bylaws, no business other than that stated in the notice of Annual Meeting may be transacted at the annual meeting.




                          PROPOSAL 1: ELECTION OF DIRECTORS

General

      At the Annual Meeting, three directors are to be elected to serve a three-year term, each to hold office until his successor is elected and qualified. The Board of Directors consists of three classes, each having a three-year term of office, with one class being elected each year. The persons named in the enclosed proxy intend to vote such proxy, unless otherwise directed, for the election of Messrs. Johnsen, Shaffer and Woodcox as members of the class to serve until the 2002 annual meeting of stockholders. If, contrary to present expectations, any of the nominees to be elected at the Annual Meeting should become unavailable for any reason, the Board of Directors may reduce the size of the Board or votes may be cast pursuant to the accompanying form of proxy for a substitute nominee designated by the Board.

Information about Nominees, Directors and Executive Officers

      The following table provides certain information, as of April 1, 1999, with respect to each nominee, each other director whose term will continue after the Annual Meeting and each executive officer of the Company. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.


                           Principal Occupation, Period of Service
                           as a Director, Business Experience and             Board Committee
    Name and Age                      Other Information                         Memberships
---------------------  ----------------------------------------------       ------------------
Nominees:

Johnsen, Richard
   M.,Jr           54  Richard M. Johnsen, Jr., who was elected to          Member of the Audit Committee
                       BNC's Board of Directors in June 1995, has
                       served since 1979  as Chairman of the Board
                       and Chief  Executive Officer of Johnsen Trailer
                       Sales,  Inc.,  which sells and services  trailers
                       in Bismarck and Fargo,  North  Dakota.  Since
                       1990,  Mr.  Johnsen  has also  been a  partner in
                       Johnsen Real Estate Partnership,  which owns and
                       operates rental property in Bismarck and Fargo,
                       North Dakota.

Shaffer, John M.   52  John M. Shaffer was elected to BNC's Board of        Member of the Audit Committee
                       June 1995. Since 1988, Mr. Shaffer has served as
                       President of Atlas, Inc., a ready mix concrete
                       producer and concrete construction company based
                       in Bismarck, North Dakota. Since 1979, Mr. Shaffer
                       has also been a partner in Capital Investments, which
                       invests in property and equipment in North Dakota.

Woodcox, Jerry R.  56  Jerry R.  Woodcox,  who was  elected to BNC's        Member of the Compensation Committee
                       Board of Directors in June 1995, has served since
                       1970 as President of Arrowhead  Cleaners  and
                       Laundry,  Inc.,  a laundry and dry  cleaning services
                       business operating in Bismarck, North Dakota.

Other Directors:
Cleveland,
    Gregory  K.    51  Gregory  K.  Cleveland,  a Certified  Public         Member of the Executive Committee
                       Accountant, has served  as  an  executive  officer
                       and director  of  BNC  since its inception in 1987.
                       He has served as  President of BNC since March 1995
                       and as Chief Operating  Officer since January 1998.
                       He served as Chief Financial  Officer of BNC from
                       February  1994 to January 1998. Mr. Cleveland's
                       term on the Board of Directors will expire in 2001.

Hipp, John  A.,
   M.D.            52  John A.  Hipp,  M.D.,  who has  been a director      Member of Compensation Committee
                       since 1988, has practiced medicine in Bismarck
                       since 1980 as a  principal in Pathology Consultants,
                       a professional corporation specializing in
                       medical laboratory and computer consulting services.
                       Dr. Hipp is board certified in anatomic and clinical
                       pathology by the American Board of Pathology.
                       Dr. Hipp's term on the Board of Directors will expire
                       in 2001.

Pifer, Kevin D.    40  Kevin D. Pifer has served as President and Chief     Member of the Executive Committee
                       Executive Officer of BNC National Bank since June 1998.
                       From 1997 to 1998, he was Senior Product Manager for
                       First National Bank North Dakota.  From 1990 to 1997,
                       Mr. Pifer served as Executive Vice President and CEO
                       of Nodak Mutual Insurance Company.  Mr. Pifer was
                       appointed to the Board by the Directors in July
                       1998 to fill a vacancy.  Mr. Pifer's term on the Board
                       will expire in 2000.



                                          2




                           Principal Occupation, Period of Service
                           as a Director, Business Experience and             Board Committee
    Name and Age                      Other Information                         Memberships
---------------------  ----------------------------------------------        ------------------
Scott, Brad J.     40  Brad J. Scott serves as BNC -- North Dakota's            N/A
                       Executive Vice President. He served as BNC's Chief
                       Credit Officer between July 1992 and January 1997
                       and has been a director since May 1994.  He joined
                       BNC -- North Dakota in January 1991 as the Senior
                       Vice President of Commercial Lending.  Mr. Scott's
                       term on the Board will expire in 2000.

Scott, Tracy J.    51  Tracy J. Scott, a Certified Public Accountant, has    Member of the Executive Committee
                       served as Chairman of the Board, Chief Executive
                       Officer and a director of BNC since he and Gregory
                       K. Cleveland founded the Company in 1987.  Mr.
                       Scott's term on the Board of Directors will expire
                       in 2001.

Strinden, Jon E.   42  Jon E. Strinden, an Attorney and Certified Public     Member of the Executive Committee
                       Accountant, has served as General Counsel for BNC
                       and Executive Vice President of BNC National Bank
                       since January 1999.  From 1989 to December 1998,
                       he was engaged in the practice of law with Gunhus,
                       Grinnell, Klinger, Swenson & Guy, Ltd., a law firm
                       with offices in Moorhead, Minnesota and Fargo, North
                       Dakota.  Mr. Strinden was appointed to the Board by
                       the Directors in January 1999 to fill a vacancy.
                       His term will expire in 2000.

Other Executive Officers:
LaBreche, James D. 52  James D. LaBreche became President and Chief Operating  N/A
                       Officer of BNC National Bank of Minnesota ("BNC--
                       Minnesota") in February 1999. From 1994 to 1999, he served as Vice President - Business Development for
                       National City Bank, Minneapolis, MN.  From 1991 to
                       1994, Mr. LaBreche served as Senior Vice President and Senior Lending Officer for Marquette Bank Golden
                       Valley.

Peiler, Mark E.    28  Mark E. Peiler has served as Investment Officer for     N/A
                       BNC since May 1998.  From 1997 to 1998, Mr. Peiler
                       served as Assistant Vice President/Asset Liability
                       Management with MidAmerica Bank, and from 1996 to 1997
                       as Financial Analyst with BancServices Company,
                       MidAmerica's parent company.  From 1995 to 1996, he
                       was a Registered Representative with Prudential
                       Preferred in St. Louis Park, Minnesota.

Rebel, Brenda  L.  40  Brenda  L.  Rebel,  a  Certified   Public Accountant,   N/A
                       has served as Senior Vice President -- Chief
                       Financial  Officer since January 1998. She served as
                       Vice President  --  Corporate  Controller from August
                       1995 to January  1998  and  as  Vice   President  --
                       Regulatory Compliance from June 1991 to July 1995.

Reed, Jeffrey A.   44  Jeffrey A. Reed has served as President and CEO of BNC  N/A
                       Financial Corporation since its inception in May 1996,
                       and as Chief Credit Officer for BNC since January 1998.
                       From March 1995 to May 1996, Mr. Reed served as
                       President of Cambridge Bank Professionals, LLC,
                       St. Cloud, Minnesota, a consulting firm specializing
                       in credit administration.  From 1991 to 1995,
                       Mr. Reed was employed by National City Bank of
                       Minneapolis, Minnesota as President and Manager of
                       Special Loans/Collateral Audit Divisions.



                                          3




                           Principal Occupation, Period of Service
                           as a Director, Business Experience and               Board Committee
    Name and Age                      Other Information                           Memberships
---------------------  ----------------------------------------------         ------------------
Sorum, David J.    43  David J. Sorum joined BNC in November 1998 as          N/A
                       President of BNC National Bank's branch office
                       in Fargo, North Dakota.  Prior to joining BNC,
                       he served as Senior Vice President for Community
                       First National Bank, Fargo, ND, from 1997 to 1998,
                       and as Market Manager for American Federal Bank
                       from 1995 to 1997.  From 1993 to 1995 he served
                       as Senior Vice President / District Manager of
                       Metropolitan Federal Bank, fsb, Fargo, North
                       Dakota.

Woo, Melanie J.    29  Melanie J. Woo, a Certified Public Accountant,         N/A
                       has served as Corporate Controller since January
                       1998. She served as Chief Accountant from August
                       1995 to January 1998. From February 1995 to July
                       1995, she served as Senior Accountant of David
                       Berdon and Company, LLP, New York City, New York.
                       Prior to that time, Ms. Woo was employed by Charles
                       Bailly and Company, LLP, Fargo, North Dakota.


There are no family relationships among any of the directors and executive officers of BNC.


Board of Directors Meetings and Committees

      During 1998, the Board held 12 regular meetings. The Board has established three committees, the Executive Committee, Audit Committee and Compensation Committee, each of which is briefly described below. During 1998, the Audit Committee met 2 times, the Compensation Committee met once, and the Executive Committee met 12 times. During 1998, each director attended at least 75 percent of the total of the Board and committee meetings which he was obligated to attend, other than Dr. Hipp whose professional responsibilities require occasional travel outside of the Bismarck area.

     The members of the Executive  Committee  are Tracy J. Scott  (Chairperson),
Gregory K. Cleveland, Kevin D. Pifer, and Jon E. Strinden. The Executive Committee is authorized to exercise all powers of the Board of Directors to the extent permitted by Delaware law. All actions taken by the Executive Committee are submitted to the full Board for ratification.

      The Audit Committee, on which Messrs. Johnsen and Shaffer serve, is responsible for: (i) making recommendations to the Board concerning the engagement of independent public accountants, (ii) consulting with the independent public accountants with regard to the plan of audit, (iii) consulting directly with BNC's Chief Financial Officer on any matter that the Audit Committee or the Chief Financial Officer deems appropriate in connection with carrying out the audit, (iv) reviewing the results of audits of BNC by its independent public accountants and certain regulatory agencies, (v) discussing audit recommendations with management and reporting results of its reviews to the Board of Directors, (vi) reviewing all related party transactions and all other potential conflict of interest situations, and (vii) performing such other functions as may be prescribed by the Board.

      The Compensation Committee is responsible for administering BNC's 1995 Stock Incentive Plan and Incentive Bonus Plan and performing such other functions as may be prescribed by the Board. The current members of the Compensation Committee are Messrs. Hipp and Woodcox.


Director Compensation

      Each non-employee director of BNC receives $500 for each Board committee meeting attended and options to purchase 650 shares of Common Stock on the date of the Annual Meeting. The options are granted under the Company's 1998 Non-Employee Director Stock Option Plan and become exercisable six months from date of grant and expire on the earlier to occur of ten years from date of grant or two years after a non-employee director ceases to be a director. The exercise price of the options is the closing price of Common Stock on the date of grant on the Nasdaq Stock Market.

Principal Stockholders

      The following table sets forth, as of April 1, 1999, certain information regarding beneficial ownership of the Common Stock by (i) each stockholder known by BNC to be the beneficial owner of more than 5 percent of the outstanding Common Stock, (ii) each director of BNC, (iii) each executive officer of BNC listed in the Summary Compensation Table set forth elsewhere herein, and (iv) all of BNC's directors and executive officers as a group. Unless otherwise indicated, BNC believes that the stockholders listed below have sole investment and voting power with respect to their shares based on information furnished to BNC by such owners.

                                                                           Percent of
                                                  Number of shares         outstanding
Name of beneficial owner (1)                     beneficially owned        Common Stock
----------------------------
                                                --------------------       ----------
Tracy J. Scott..................................   127,820(2)(3)(4)(5)       5.3%
Gregory K. Cleveland............................   111,845(2)(3)(4)(6)(10)   4.6%
Brad J. Scott...................................    42,031(2)(3)(4)          1.7%
David A. Erickson...............................   161,691(2)(7)             6.7%
Kevin D. Pifer..................................     7,182(3)                  *
Jon E. Strinden.................................    12,500(3)                  *
Jeffrey A. Reed.................................     1,200                     *
John A. Hipp, M.D...............................    88,150(4)(8)             3.7%
Richard M. Johnsen, Jr..........................     3,650(4)                  *
John M. Shaffer.................................     7,150(4)                  *
Jerry R. Woodcox................................     3,150(4)                  *
BNC National Bank, as Trustee (the "Trustee") of the
      BNCCORP, Inc. 401(k) Savings Plan (9).....   174,834                   7.3%
All directors and executive officers as a group
    (15 persons)................................   420,454(2)(3)(4)         17.3%

--------------------

 *    Less than 1 percent.
(1) The address of Mr. T. Scott, Mr. Erickson, and the "other named executive officers" is c/o BNCCORP, Inc., 322 East Main, Bismarck, North Dakota 58501, and the address of the Trustee is 322 East Main, Bismarck, North Dakota 58501.
(2) Includes the following number of shares allocated to such individual's accounts as of March 1, 1999 under the Company's 401(k) Savings Plan: Mr.
      T. Scott (15,115 shares), Mr. Cleveland (3,782 shares), Mr. B. Scott (18,497 shares), Mr. Erickson (38,871 shares) and all directors and executive officers as a group (39,655 shares).
(3) Includes the following number of shares of restricted stock under the 1995 Stock Incentive Plan: Mr. T. Scott (7,508), Mr.Cleveland (7,257), Mr. B. Scott (2,533), Mr. Pifer (5,000), Mr. Strinden (5,000), and all directors and executive officers as a group (38,399). See "Stock Incentive Plan."
(4) Includes shares that may be acquired within 60 days through exercise of stock options: Mr. T. Scott (7,227), Mr. Cleveland (9,326), Mr. B. Scott (4,850), Dr. Hipp (650), Mr. Johnsen (650), Mr. Shaffer (650),
      Mr. Woodcox (650) and all directors and executive officers as a group (27,127).
(5)   Includes 1,000 shares owned by Mr.  Scott's  children.
(6)   Includes  78,480 shares owned by Mr.  Cleveland's  wife.
(7)   Includes  38,820 shares owned by Mr. Erickson's wife.
(8) Includes 50,000 shares owned by Dr. Hipp's wife and 7,500 shares owned by Dr. Hipp's children.
(9) Each participant of the Company's 401(k)Savings Plan is entitled to direct the Trustee as to the manner in which to vote the shares allocated to the participant's account.
(10) Includes 13,000 shares under Gregory K. Cleveland PC Employees' Defined Benefit Plan.

Compensation of Executive Officers

      The following table summarizes the compensation that BNC paid to its chief executive officer and each of its most highly compensated executive officers during the three year period ended December 31, 1998 whose total annual salary and bonus exceeded $100,000.

                              Summary Compensation Table

                                                       Long-Term Compensation
                           Annual compensation                Awards           Payouts
                           -----------------------   ----------------------- ------------
                                                     Restricted Securities   Long-Term
                                                     Stock      Underlying   Incentive Plan   All other
Name and principal position  Year  Salary   Bonus    Awards ($)  Options (#) Payouts ($)      compensation (1)(2)
--------------------------  ------ ------   -----    ---------- ------------  -----------------------------------
Tracy J. Scott....           1998  $200,000   $--           --        12,000          --           $6,434
   Chairman of The Board     1997   178,000    --           --            --          --            6,220
      and Chief Executive    1996   178,000    --           --            --          --            6,247
      Officer

Gregory K. Cleveland.....    1998   175,000    --           --        24,000          --            6,434
   President and Chief       1997   150,000    --           --            --          --            5,970
      Operating Officer      1996   150,000    --           --            --          --            5,997

Brad J. Scott.....           1998   120,000  12,263         --         9,000          --            5,234
   Executive Vice President, 1997   120,000    --           --            --          --            5,020
      BNC National Bank      1996   120,000    --           --            --          --            5,043


Jeffrey A. Reed...           1998   120,000  23,971         --         6,000          --              234
   President of              1997   100,000    --           --            --          --              270
      BNC Financial          1996    56,667   2,238         --            --          --              124
      Corporation

--------------------

(1) Consists of (i) the Company's matching contributions to the Company's 401(k) Savings Plan in the following amounts: Mr. T. Scott ($5,000 in 1998, $4,750 in 1997, and $4,750 in 1996), Mr. Cleveland ($5,000 in 1998, $4,500
     in 1997, and $4,500 in 1996),  and Mr. B. Scott ($5,000 in 1998,  $4,750 in
     1997, and $4,750 in 1996); and (ii) premium payments for life insurance policies providing death benefits to the executive officers' beneficiaries in the following amounts: Mr. T. Scott ($1,434 in 1998, $1,470 in 1997, and $1,497 in 1996), Mr. Cleveland ($1,434 in 1998, $1,470 in 1997, and $1,497
     in 1996),  Mr. B. Scott ($234 in 1998, $270 in 1997, and $293 in 1996), and
     Mr. Reed ($234 in 1998, $270 in 1997, and $124 in 1996).

(2) Perquisites and other personal benefits are not included because the aggregate amount of such compensation does not exceed the lesser of $50,000 or 10 percent of the total of annual salary and bonus reported for the named executive officers.

Options/SAR Grants During 1998

      Under the 1995 Stock Incentive Plan (the "Stock Plan") the Company granted 142,200 stock options to employees on January 2, 1998, at an exercise price equal to the market price on the date of grant. Beginning one year following the grant date, the employee's options vest in 20% increments each year until fully vested five years after the grant date and ending ten years after the grant date. The number of options and percent of total options granted to the Company's chief executive officer and each of its most highly compensated executive officers in 1998, whose annual salary and bonus exceeded $100,000, is set forth in the following table.


                                    Option Grants in 1998
                                      Individual Grants
                       -----------------------------------------------
                       Number of     % of Total
                       Securities      Options
                        Underlying    Granted to  Exercise or
                       Options/       Employees   Base Price   Expiration
        Name           Granted (#)     in 1998     ($/Sh)         Date
        ----          ------------ ----------  -------------  ---------------
Tracy J. Scott             12,000     8.4%        $17          January 2, 2008
Gregory K. Cleveland       24,000     16.9         17          January 2, 2008
Brad J. Scott               9,000      6.3         17          January 2, 2008
Jeffrey A. Reed             6,000      4.2         17          January 2, 2008


  Aggregated Option/SAR Exercises in Last Fiscal Year And Year-end Option/SAR
                                     Values

      The number and value of unexercised stock options held by the Company's chief executive officer and each of its most highly compensated executive officers at December 31, 1998, whose annual salary and bonus exceeded $100,000, is set forth in the following table. No stock options were exercised by these individuals during the year ended December 31, 1998.


                                                     Value of Unexercised
                       Number of Unexercised         In-the-Money Options
                       Options at December 31, 1998  at December 31, 1998 (1)
        Name           Exercisable Unexercisable     Exercisable Unexercisable
                       -------------------------     -------------------------
Tracy J. Scott           4,827      13,207            $3,620      $906
Gregory K. Cleveland     4,526      25,131             3,394       849
Brad J. Scott            3,050       9,763             2,288       572
Jeffrey A. Reed             0        6,000                 0         0

--------------------


(1) Calculated based on the market price at December 31, 1998, less the share price to be paid upon exercise.


Stock Incentive Plan

      In June 1995, BNC adopted the 1995 Stock Incentive Plan (the "Stock Plan") to provide long-term incentives to its key employees, including officers and directors who are employees of BNC (the "Eligible Employees"). Under the Stock Plan, which is administered by the Compensation Committee of the Board of Directors (the "Committee"), BNC may grant Eligible Employees incentive stock options, non-qualified stock options, restricted stock, stock awards or any combination thereof (the "Incentives"). The Committee establishes the exercise price of any stock options granted under the Stock Plan, provided that the exercise price may not be less than the fair market value of a share of Common Stock on the date of grant.

      A total of 250,000 shares of Common Stock are available for issuance under the Stock Plan. Incentives, with respect to no more than 50,000 shares of Common Stock, may be granted to any single Eligible Employee in one calendar year.

Proportionate adjustments will be made to the number of shares of Common Stock subject to the Stock Plan, including the shares subject to outstanding Incentives, in the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock. In the event of such adjustments, the purchase price of any outstanding option will be adjusted as and to the extent appropriate, in the reasonable discretion of the Committee, to provide participants with the same relative rights before and after such adjustment.

      All outstanding Incentives will automatically become exercisable and fully vested and all performance criteria will be deemed to be waived by the Company upon (a) a reorganization, merger or consolidation of BNC in which BNC is not the surviving entity, (b) the sale of all or substantially all of the assets of BNC, (c) a liquidation or dissolution of BNC, (d) a person or group of persons, other than any employee benefit plan of BNC, becoming the beneficial owner of 30 percent or more of BNC's voting stock or (e) the replacement of a majority of BNC's Board in a contested election (a "Significant Transaction"). The Committee also has the authority to take several actions regarding outstanding Incentives upon the occurrence of a Significant Transaction, including requiring that outstanding options remain exercisable only for a limited time, providing for mandatory conversion of outstanding options in exchange for either a cash payment or Common Stock, making equitable adjustments to Incentives or providing that outstanding options will become options relating to securities to which a participant would have been entitled in connection with the Significant Transaction if the options had been exercised.

Incentive Bonus Plan

      In June 1995, BNC adopted an Incentive Bonus Plan (the "Incentive Plan") to provide annual incentive cash bonuses to BNC's employees. Under the Incentive Plan, which is administered solely by the Committee, each full-time employee of BNC is eligible to receive a cash bonus based on a percentage of his or her annual salary to be calculated according to a formula based on elements of the Company's performance during the annual performance period. Officers designated by the Committee will also be eligible to receive an additional annual cash bonus based on a percentage of his or her annual salary according to a formula based on an increase in the Company's stock price during the annual performance period.

Employment Agreements

      BNC has employment agreements with each of Tracy J. Scott, Gregory K. Cleveland, Kevin D. Pifer, David J. Sorum, Jon E. Strinden, and James D. LaBreche, (the "Executives"). Each of the Executives' employment agreements provides for a minimum annual salary and an annual incentive bonus as may, from time to time, be fixed by the Committee. The employment agreements with Messrs. Scott and Cleveland, each entered into in May 1995, provide for minimum annual salaries of $156,000 and $128,000, respectively. Mr. Pifer's employment agreement, entered into in June 1998, provides for a minimum annual salary of $140,000. Mr. Sorum's employment agreement, entered into in October 1998, provides for a minimum annual salary of $100,000. The agreements for Messrs. Strinden and LaBreche, entered into in January 1999 and March 1999, respectively, provide for a minimum annual salary of $140,000 each. Each of the employment agreements has an initial term of three years and thereafter automatically renews for consecutive one-year terms unless either the Company or the Executive terminates the agreement upon 90 day's notice prior to such automatic renewal.

      Under the employment agreements, each Executive receives such benefits as the Company provides under its employee benefits plan for its employees generally, or for its senior executive officers in particular, on the same terms as are applicable to other senior executives of the Company. If either Mr. Scott's or Mr. Cleveland's employment is terminated for any reason other than death, disability, or cause (as defined in the agreements), or if they terminate their employment for good reason (as defined in the agreements), or following a change in control (as defined in the agreements), then the Company must pay them a lump-sum amount equal to three times their current annual compensation. If the employment of the other Executives is terminated following a change of control (as defined in the agreements) of the Company, then these Executives will be paid a lump-sum payment equal to three times their current annual compensation. If the employment of the other Executives, except for Mr. Sorum, is terminated for any reason other than death, disability, or cause, or if they terminate their employment for good reason, except in the event of a change in control of the Company, than these Executives will be paid a lump-sum equal to 1/12 of their current annual compensation multiplied by the number of months remaining under the employment agreement.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires BNC's executive officers, directors, and persons who own more than 10 percent of the Common Stock to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with Nasdaq Stock Market. BNC believes that all of the persons obligated to file these reports complied with all the filing requirements applicable to them with respect to transactions during 1998, other than Mr. Woodcox, a director of the Company, who made a late filing in 1998 reporting a purchase of shares of Common Stock.


                        CERTAIN RELATIONSHIPS AND TRANSACTIONS

      The executive officers, directors and principal stockholders of BNC and members of their immediate families and businesses in which they hold controlling interests are customers of BNC -- North Dakota and BNC -- Minnesota, (the "Banks"), and it is anticipated that such parties will continue to be customers of the Banks in the future. All outstanding loans and extensions of credit by the Banks to these parties were made in the ordinary course of business in accordance with applicable laws and regulations and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other unaffiliated persons, and in the opinion of management do not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 1998, the aggregate balance of the Banks' loans and advances under existing lines of credit to these parties was approximately $1.5 million, or 0.55 percent of the Banks' total loans.

     Effective January 1997, BNC -- North Dakota acquired all of the outstanding common stock of the J.D. Meier Insurance Agency (the "Agency"). Each of Messrs.
T. Scott, Cleveland, and David A. Erickson owned 1,000 shares of common stock in the Agency. The purchase price was determined by an independent appraisal resulting in an approximately $26,000 purchase price. The Agency is currently operating as a subsidiary of BNC -- North Dakota and engages in insurance business.

      In August 1997, BNC--North Dakota purchased a management agreement between Preferred Investment Services, Inc., and Preferred Pension Investors I-87, an Illinois Partnership. Mr. Cleveland owned 33 percent of the stock of Preferred Investment Services, Inc. Under the management agreement, BNC--North Dakota, through its trust and private banking division, will provide administrative management services for pension assets. The purchase price was $394,000, or 4.71 percent of total assets under management at the time of purchase, and was based upon projected earnings under the management agreement and sales of similar asset management contracts by unrelated entities.


                       PROPOSAL 2: APPROVAL AND RATIFICATION OF
                            INDEPENDENT PUBLIC ACCOUNTANTS

      Upon the recommendation of the Audit Committee, the Board of Directors has, subject to ratification by the stockholders, appointed Arthur Andersen LLP to act as principal independent accountants for BNC for the fiscal year ending December 31, 1999. The firm has audited the financial statements of BNC for the past five fiscal years and has advised BNC that neither the firm nor any of its partners has any connection during the past five years with BNC, in any capacity other than that of independent accountants and auditors. The firm will have representatives at the Annual Meeting who will have an opportunity to make a statement and will be available to respond to appropriate questions.

      The Board of Directors unanimously recommends a vote FOR ratification of the appointment of Arthur Andersen LLP as independent auditors for 1999.

                              AVAILABILITY OF FORM 10-KSB

      A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, as filed with the Securities and Exchange Commission, is available without charge upon written request to:

            Gregory K. Cleveland
            President & COO
            BNCCORP, INC.
            322 East Main
            Bismarck, ND 58501



                                     MISCELLANEOUS

      The cost of soliciting proxies will be borne by the Company. The solicitation will be primarily by mail. In addition to the use of the mails, some of the officers, directors and regular employees of the Company and its subsidiaries may solicit proxies by telephone, telegram or personal interview without additional remuneration therefor. The Company will reimburse banks, brokerage houses and other institutions, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy material to their principals.

      Regardless of the number of shares you hold, it is important that your Common Stock be represented at the Annual Meeting in order that the presence of a quorum can be secured. If you are unable to attend the Annual Meeting, you are urged to date and sign your proxy and return it without delay in the enclosed addressed envelope. The Common Stock represented by each proxy so signed and returned will be voted in accordance with the stockholder's directions.

Stockholder Proposals

      Eligible stockholders who desire to present a proposal qualified for inclusion in the proxy materials relating to the 2000 annual meeting of BNC, pursuant to regulations of the Securities and Exchange Commission, must forward such proposals to the Secretary of BNC at the address listed on the first page of this Proxy Statement in time to arrive at BNC prior to January 3, 2000.

      Under BNC's By-laws, advance notice of stockholder proposals must be received by March 24, 2000 in order to be considered at the 2000 annual meeting. The notice must give the following information with respect to any business the stockholder wishes to bring before the meeting: the name and address of the stockholder proposing the business, as they appear on BNC's stock records; class and number of shares of BNC Common Stock which the stockholder holds of record or beneficially, the dates upon which such shares were acquired, and documentary support for a claim of beneficial ownership; a copy of the proposal and supporting statement limited to not more than an aggregate of 500 words; and any material interest of the stockholder in the business.

                                          By Order of the Board of Directors


                                                Annette Eckroth
                                                Secretary
Bismarck, North Dakota
May 12, 1999

                                          10
PROXY

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                     BNCCORP, INC.

The undersigned hereby appoints Tracy J. Scott and Gregory K. Cleveland, or each of them, as proxies, each with full power of substitution, to vote all of the shares of Common Stock, par value $.01 per share, of BNCCORP, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on June 9, 1999 at 10:00 A.M., local time, and at any adjournments thereof, upon the following matters set forth in the notice of such meeting.


The Board of Directors recommends a vote FOR the nominee(s) listed below.

1. Election of Directors.

   FOR [  ] The nominee(s) listed below (except as marked to the contrary below)

            WITHHOLD AUTHORITY [ ] to vote for the nominee listed below.

   INSTRUCTIONS:    To withhold authority to vote for any nominee, strike a line through the nominee's name below:

                     Richard M. Johnsen, Jr.
                     John M. Shaffer
                     Jerry R. Woodcox

2. Ratify selection of Arthur Andersen LLP as the Company's independent public accountants for 1999.

   [   ] FOR   [   ] AGAINST  [   ] ABSTAIN


                               (Please See Reverse Side)

This Proxy, when properly executed, will be voted as specified above. If not otherwise specified, this Proxy will be voted FOR the election of the nominees of the Board of Directors named in Proposal 1, and FOR Proposal 2.

                                                Date:              , 1999

                               Signature of Stockholder

                               Signature if held jointly

      Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy, as shown on the label to the left. When signing as executor, administrator, attorney, trustee, or guardian please give full title as such. If a corporation, please sign full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

Please mark, sign, date and return this proxy promptly using the enclosed envelope.